UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

Helbiz, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

32 Old Slip, New York, NY 10005
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	HLBZ	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	HLBZW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Agreement to the SEPA and Promissory Note Issuance

Helbiz, Inc. (the “Company”) and YA II PN, Ltd. (“Yorkville”) entered into the Standby Equity Purchase Agreement dated October 31, 2022 (the “SEPA”). On December 1, 2022, the Company issued and sold a convertible promissory note with an aggregate principal amount of $5.0 million (the “Promissory Note”) in a private placement to Yorkville under a supplemental agreement dated as of December 1, 2022 (the “Supplemental Agreement”) to the SEPA between the Company and Yorkville. $3 million of the Promissory Note paid to the Company on December 1, 2022, and the remaining $2 million will be paid to the Company on December 8, 2022.

The Company will use the proceeds from the sale of the Promissory Note for working capital and other general corporate purposes or, if different, in a manner consistent with the application thereof described in the Company’s prospectus relating to the SEPA filed with the Securities and Exchange Commission on October 31, 2022 and included as a part of the Company’s Registration Statement on Form S-3.

The Promissory Note is to be repaid in five installments of $1,000,000 beginning on January 17, 2023 and ending on January 31, 2023 (the “Maturity Date”). Interest shall not accrue on the outstanding principal balance of the Promissory Note unless and until there is an event of default, upon the occurrence of which, interest shall accrue at a rate of 15% per year until collected in full. The Promissory Note has a 10% original issue discount for gross proceeds of $4.5 million. The holder may convert the Promissory Note into shares of the Company’s Class A Common Stock (the “Common Stock”) at a conversion price of $0.50 (the “Conversion Price”) any time prior to the Maturity Date, subject to the terms and conditions of the Promissory Note, provided that there may be no such conversion prior to December 8, 2022 or if such conversion would cause the holder to beneficially own more than 4.99% of the Company’s common stock,

At any time that there is an outstanding balance owed under the Promissory Note, Yorkville may require the Company, pursuant to the terms of the Supplemental Agreement, to deliver to Yorkville advance notices pursuant to the SEPA for the issuance and sale of Common Stock at the Conversion Price in order to offset amounts owed by the Company to Yorkville under the Promissory Note. In addition, while there is an outstanding balance owed under the Promissory Note, the Company may redeem portions or all amounts of that outstanding balance so long as notice is provided.

The foregoing descriptions of the Supplemental Agreement and the Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Supplemental Agreement and the Promissory Note, copies of which are filed with this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 10.2 hereto respectively and are hereby incorporated herein by reference.

Amended Convertible Debentures

Simultaneous with the entry into the Supplemental Agreement, on December 1, 2022, we entered into an amendment agreement with Yorkville to revise a convertible debenture issued pursuant to a securities purchase agreement (the “August 9 SPA”) entered into on August 9, 2022 and two convertible debentures issued pursuant to a securities purchase agreement (the “August 23 SPA”) entered into on August 23, 2022.

The debentures (the “Debentures”) issued under the August 9, 2022 SPA and the August 23 SPA were amended to revise the definition of “Conversion Price” to clarify that the determination of that Conversion price shall be the lower of (i) $0.50 or (ii) 92.5% of the lowest daily VWAPs during the five consecutive Trading Days immediately preceding the Conversion Date or other date of determination, but that the Conversion Price shall never be lower than the floor price as defined under the August 9 SPA or August 23 SPA, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Supplemental Agreement to the SEPA and Promissory Note Issuance” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Supplemental Agreement to the SEPA and Promissory Note Issuance” is incorporated herein by reference.

On December 1, 2022, the Company issued and sold the Promissory Note to Yorkville in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Promissory Note to Yorkville in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act without the involvement of any underwriter. The Company relied on this exemption from registration based in part on representations made by Yorkville in the Supplemental Agreement and the SEPA.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

4.1	Convertible Promissory Note dated as of December 1, 2022 between Helbiz, Inc. and YA II PN, Ltd.
10.1	Supplemental Agreement dated as of December 1, 2022 to the Standby Equity Purchase Agreement dated as of October 31, 2022 between Helbiz, Inc. and YA II PN, Ltd.
10.2	Amendment to Convertible Debentures, dated December 1, 2022
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2022

HELBIZ, INC.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer